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             EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

         We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated April 20, 1999 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended March 31, 1999.

                                                                                        SHARES/DOLLARS
REGISTRATION STATEMENT              DESCRIPTION                                           REGISTERED
----------------------              -----------                                         --------------

Form S-8 (33-64420)                 1992 Stock Option Plan                                   350,000
Form S-8 (33-01047)                 Individual Account Retirement Plan                     1,500,000
Form S-8 (333-28407)                Amended and Restated 1992 Stock Option Plan and          750,000
                                      1996 Non-Employee Director Stock Option Plan
Form S-4 (333-46931)                Formation of PKOH Holding Corporation                 11,000,000
Form S-8 (333-58161)                1998 Long-Term Incentive Plan                            550,000

         Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                           /s/ Ernst & Young LLP

Cleveland, Ohio
May 10, 1999